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                                                                     Exhibit l.3
BELL, BOYD & LLOYD LLC
                                       Three First National Plaza
                                       70 West Madison Street, Suite 3300
                                       Chicago, Illinois 60606-4207
                                       312.372-1121  Fax 312.372-2098

                                       Offices in Chicago and
                                       Washington D.C.


                                 March 26, 2002

     As counsel for Nuveen Insured Dividend Advantage Municipal Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 2 to the Registrant's Registration Statement on Form N-2 (File No. 333-59770 and 811-09475) on February 20, 2002.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                       Very truly yours,

                                       /s/ Bell, Boyd & Lloyd LLC